Exhibit 99.1

DRI Corporation Retains New Investor Relations Firm

Sharon Merrill Associates Will Support Company’s Investor and Media Outreach Efforts

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that is has retained Boston-based Sharon Merrill Associates, Inc. (www.InvestorRelations.com) to provide investor and media relations services.

David L. Turney, DRI’s Chairman, President and Chief Executive Officer, said, “In establishing a relationship with Sharon Merrill Associates, we will be reinforcing the DRI team with a group of professionals who have deep experience in the fields of investor relations and corporate communications. We believe this will help us further enhance shareholder value by strengthening our relationships with the investment community, broadening our shareholder base and increasing the Street’s awareness of DRI’s market opportunities and growth strategy.”

ABOUT SHARON MERRILL ASSOCIATES, INC.

Sharon Merrill Associates, Inc. has been executing award-winning investor relations programs for its clients since 1985. The agency serves public and private companies in a broad range of industries including solar energy, software, wireless telecommunications, biopharma, life sciences, manufacturing, refined petroleum, medical devices, hazardous waste management and semiconductor technology. Sharon Merrill Associates’ principals have earned wide recognition for innovative approaches to investor relations and for leadership in IR best practices as officers and board members of Financial Executives International, the National Investor Relations Institute and the National Association of Corporate Directors. The agency won the 2006, 2005 and 2004 Bell Ringer Awards for Investor Relations and overall “Best in Show” Super Bell award in 2004. For more information, visit www.InvestorRelations.com.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the expected benefits of the Company’s relationship with Sharon Merrill Associates, Inc., including the effect of this relationship on the Company’s future strategic plans, as well as statements that contain words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” or “preliminarily.” These forward looking statements are subject to risks and uncertainties, including the risks and uncertainties that the Company’s relationship with Sharon Merrill Associates, Inc., will not have the expected beneficial impact on the Company or on its future strategic goals, as well as the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: dcalusdian@investorrelations.com